Exhibit 10.4

TENTH MODIFICATION AGREEMENT TO BORROWING BASE REVOLVING LINE OF

CREDIT AGREEMENT

DATE:	December 19, 2008

PARTIES:
	Borrower:	WILLIAM LYON HOMES, INC., a California corporation

	Guarantor:	WILLIAM LYON HOMES, a Delaware corporation

	Bank:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), and WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), hereby enter into this Tenth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement (the “Modification”) to the Borrowing Base Revolving Line of Credit Agreement dated as of June 28, 2004, as modified by a Modification Agreement, dated as of December 7, 2004, by a Second Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of July 14, 2005, by a Third Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of October 23, 2006, by a Fourth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of April 26, 2007, by a Fifth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of November 6, 2007, by a Sixth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of February 20, 2008, by a Seventh Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of March 12, 2008, by an Eighth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of June 5, 2008, and by a Ninth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement, dated as of September 16, 2008 (the “Loan Agreement”), with the consent of guarantor WILLIAM LYON HOMES, a Delaware corporation (“Guarantor”).

RECITALS

A. Bank has extended to Borrower credit (“Loan”) up to the maximum principal amount of Seventy Million Dollars ($70,000,000) pursuant to the Loan Agreement, as presently evidenced by that certain Amended and Restated Promissory Note dated as of July 14, 2005 (the “Note”) executed by Borrower and payable to the order of Bank.

B. The Loan is secured by, among other things, certain Construction Deeds of Trust and Fixture Filing (With Assignment of Rents and Security Agreement) executed by

Borrower as Trustor for the benefit of Bank (such Deeds of Trust, as amended to dated, shall be hereinafter referred to, individually, as a “Deed of Trust” and, collectively, as the “Deeds of Trust”). The Loan is further secured by the personal property described in certain UCC-1 Financing Statements relating to the property encumbered by the Deeds of Trust naming Borrower as Debtor and Bank as Secured Party (as amended to date, the “UCC Financing Statements”). The Deeds of Trust, the UCC Financing Statements, and such other agreements, documents and instruments securing the Loan are referred to individually and collectively as the “Security Documents”).

C. Repayment of the Loan and the completion of the improvements have been, and continue to be, guaranteed by the Repayment Guaranty dated as of June 28, 2004 and executed by Guarantor in favor of Bank (the “Guaranty”). The Guaranty and any other agreements, documents and instruments guarantying the Loan are referred to individually and collectively as the “Guaranty Documents”.

D. The Loan Agreement, the Note, the Security Documents, the Guaranty Documents, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as may be amended, modified, extended or restated from time to time, are sometimes referred to individually and collectively as the “Loan Documents”. Hereinafter, the Loan Documents shall mean such documents as modified in this Modification.

E. The Borrower and the Bank have agreed to modify the Loan as provided herein.

F. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.	ACCURACY OF RECITALS.

Borrower acknowledges the accuracy of the Recitals.

2.	MODIFICATION OF LOAN DOCUMENTS.

2.1 The Commitment Amount is hereby reduced from $40,000,000 to $30,000,000. In no event shall the Bank be obligated to make any disbursement of the Loan which would cause the outstanding principal balance of the Loan to exceed the Commitment Amount, as reduced hereby.

2.2 The Maturity Date is hereby shortened from June 28, 2010 to December 28, 2009. All principal, interest and Other Amounts shall be immediately due and payable on the Maturity Date, as shortened hereby.

2.3 The definition of “Interest Rate” set forth in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“‘Interest Rate’ means the LIBOR Rate or the Floating Rate, as applicable, provided that the Interest Rate shall never be less than 5.5% per annum.”

2.4 The definition of “Floating Rate” set forth in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“‘Floating Rate’ means, for any day, a rate per annum equal to the sum of (a) the Prime Rate for such day, plus (b) the Applicable Margin; provided that the Floating Rate shall never be less than the Applicable Margin plus the Adjusted One Month LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day). Any change in the Floating Rate due to a change in the Prime Rate or the Adjusted One Month LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.”

2.5 The following definition is hereby added to Section 1.1 of the Loan Agreement:

“‘Adjusted One Month LIBOR Rate’ means, an interest rate per annum equal to the sum of (i) 2.50% per annum plus (ii) the LIBOR Base Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the LIBOR Base Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day.”

2.6 Section 2.3(a) of the Loan Agreement is hereby deleted in its entirety and restated to provide as follows:

“(a) Rate of Interest. Each Advance will bear interest from the date of the Advance at a per annum Interest Rate which is either the LIBOR Rate or the Floating Rate, as elected by Borrower in accordance with Section 2.4, provided that the Interest Rate shall never be less than 5.5% per annum.”

2.7 Section 2.11(d) of the Loan Agreement is hereby deleted in its entirety and restated to provide as follows:

“(d) Payments During Term Out. From and after the Revolving Credit Termination Date, the Borrower shall make the following principal payments:

(i) On the last day of the second Calendar Month after the Revolving Credit Termination Date, on the last day of each fourth Calendar Month after the Revolving Credit Termination Date, and on the Maturity Date, the Borrower will make a principal payment, as necessary to reduce the Outstanding Loan Borrowings to an amount no greater than the Commitment Amount. For the purposes of this Section 2.11(d), on the last day of the second Calendar Month after the Revolving Credit Termination Date, the Commitment Amount shall be reduced to an amount equal to Twenty Million Dollars ($20,000,000), and on the last day of the fourth Calendar Month after the Revolving Credit Termination Date, the Commitment Amount shall be reduced to an amount equal to Ten Million Dollars ($10,000,000); and

(ii) To the extent that the Outstanding Loan Borrowings exceed the Available Commitment at any time, then within one (1) Business Day the Borrower shall make a principal payment in the amount of the excess.”

2.8 Section 7.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“7.1 Minimum Tangible Net Worth Covenant. Guarantor shall maintain a Tangible Net Worth of at least $90,000,000.00.”

2.9 Section 7.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

“7.2 [Intentionally Omitted.]”

2.10 Section 7.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

“7.3 Minimum Available Liquidity Covenant. On the Effective Date and at all times thereafter, Guarantor will have Available Liquidity of no less than $30,000,000.00, of which no less than $10,000,000.00 shall consist of consolidated aggregate unpledged, unreserved, and unrestricted cash and unpledged, unreserved, and unrestricted Cash Equivalents, and the balance of which may consist of either (a) consolidated aggregate unpledged, unreserved, and unrestricted cash and unpledged, unreserved, and unrestricted Cash Equivalents, (b) the unadvanced portion of any revolving lines of credit loans available to Guarantor as a borrower with respect to which (i) all conditions precedent to such advance have been satisfied (with the exception of a request for such advance) and (ii) no default, event of default or unmatured event of default has occurred, or (c) a combination of the Available Liquidity described in clauses (a) and (b) above.”

2.4 The Pricing Schedule set forth in Exhibit C of the Loan Agreement is deleted in its entirety and replaced with the Pricing Schedule attached hereto as Appendix I.

2.5 Notwithstanding any provision in the Loan Agreement or in any other Loan Document to the contrary, with respect to the Approved Subdivision commonly known as “The Lofts,” which was approved as an Approved Subdivision pursuant to that certain Project Loan Addendum dated as of June 20, 2007, (i) the Maximum Allowed Advance for the MFR A&D Lots in such Approved Subdivision included in the Borrowing Base is hereby reduced to $0.00, (ii) the Maximum Allowed Advance for each MFR Spec Unit in such Approved Subdivision included in the Borrowing Base is hereby reduced to the lesser of (A) 50% of the Appraised Value for that Unit or (B) 50% of the Unit Cost for that Unit, and (iii) the Maximum Allowed Advance for each MFR Model Unit in such Approved Subdivision included in the Borrowing

Base is hereby reduced to the lesser of (A) 50% of the Appraised Value for that Unit or (B) 50% of the Unit Cost for that Unit.

2.6 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.	CONDITIONS PRECEDENT.

Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Bank in the exercise of Bank’s sole judgment:

4.1 Bank shall have received such assurance as Bank may require that the validity and priority of the Deeds of Trust have not been and will not be impaired by this Agreement or the transactions contemplated by it, including the issuance by the title company of CLTA Endorsement No. 110.5 to be attached to Bank’s title policies insuring the liens of the Deeds of Trust.

4.2 Bank shall have received fully executed and, where appropriate, acknowledged originals of this Modification, the attached consents signed by Guarantor, certain Modification Agreements (Short Form) dated of even date herewith (the “Short Form Modifications”) relating to each of the Deeds of Trust, and any other documents which Bank may require or request in accordance with this Agreement or the other Loan Documents.

4.3 The Short Form Modifications shall have been recorded in the Official Records of the Counties in which the Deeds of Trust were originally recorded, in addition to all other documents which Bank may require to be recorded.

4.4 Bank shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Bank in connection with this Agreement, including charges for title insurance (including endorsements), recording, filing and escrow charges, fees for appraisal, architectural and engineering review, construction services and environmental services, mortgage taxes, and legal fees and expenses of Bank’s counsel. Such costs and expenses may include the allocated costs for services of Bank’s in-house staffs, such as legal, appraisal, construction services and environmental services. Borrower acknowledges that any extension and modification fees payable in connection with this transaction do not include the amounts payable by Borrower under this subsection.

5.	ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Bank and Borrower.

6.	BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Bank and their respective successors and assigns.

7.	CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

8.	COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

[Signatures on following page]

DATED as of the date first above stated.

BORROWER:	WILLIAM LYON HOMES, INC.,
a California corporation

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

BANK:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

	By:	/s/ Kimberlee Edwards
	Name:	Kimberlee Edwards
	Title:	Senior Vice President

CONSENT AND AGREEMENT OF GUARANTOR

With respect to that certain Tenth Modification Agreement to Borrowing Base Revolving Line of Credit Agreement (hereinafter, the “Modification”) between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), to which this Consent is attached, the undersigned (“Guarantor”), hereby (i) ratifies and reaffirms all of its obligations to Bank under the Guaranty, (ii) consents to the execution and delivery by Borrower of the attached Modification, and (iii) confirms that the Guaranty remains in full force and effect notwithstanding Borrower’s execution of the attached Modification. The undersigned agrees that the execution of this Consent and Agreement of Guarantor (the “Consent”) is not necessary for the continued validity and enforceability of the Guaranty, but it is executed to induce Bank to enter into the Modification.

This Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Consent to physically form one document. Facsimile transmission of the signed original of this Consent or the retransmission of any signed facsimile transmission will be deemed the same as delivery of an original.

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date set forth on the attached Tenth Modification Agreement.

“Guarantor”	WILLIAM LYON HOMES, a Delaware corporation

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

APPENDIX I

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS
LIBOR Rate	4.50%	4.00%	3.50%	3.00%
Floating Rate	2.00%	1.50%	1.00%	0.50%

The Applicable Margin shall be determined on a quarterly basis, commencing as of December 1, 2008 and on each March 1, June 1, September 1 and December 1 thereafter, and shall be determined based on the weighted average of the dollar deposits maintained by Borrower in deposit accounts established with Bank during the preceding three (3) month period, all as determined by Bank.

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Level I Status” exists for each three (3) month period that the weighted average of the dollar deposits maintained by Borrower in deposit accounts established with Bank during the preceding three (3) month period, as determined by Bank, is less than or equal to $2,499,999.99.

“Level II Status” exists for each three (3) month period that the weighted average of the dollar deposits maintained by Borrower in deposit accounts established with Bank during the preceding three (3) month period, as determined by Bank, is greater than $2,499,999.99 but less than or equal to $4,999,999.99.

“Level III Status” exists for each three (3) month period that the weighted average of the dollar deposits maintained by Borrower in deposit accounts established with Bank during the preceding three (3) month period, as determined by Bank, is greater than $4,999,999.99 but less than or equal to $9,999,999.99.

“Level IV Status” exists for each three (3) month period that the weighted average of the dollar deposits maintained by Borrower in deposit accounts established with Bank during the preceding three (3) month period, as determined by Bank, is greater than $10,000,000.00.

“Status” means either Level I Status, Level II Status, Level III Status, or Level IV Status.

APPENDIX I